MEMOURANDUM OF AGREEMENT FOR
SALE AND ASSIGNMENT OF PATENT AND TRANSFER OF TECHNOLOGY

This Sale of Technology Agreement ("Agreement") is made and effective this date of March 4, 2012, by and between TNI Biotech Inc., a Florida Corporation newly formed, for the sole purpose of this transaction (hereinafter referred to as ("BUYER"), and Nicholas P. Plotnikoff (hereinafter referred to as "SELLER")

WHEREAS, Buyer is engaged in the principal business of owning the below patents including but not limited to the filing of an assignment with the following Patent Agencies Government of India Patent, Application number 1627/KOLNP/2003 number 220265 AN ENKEPHALIN PEPTIDE COMPOSITION; European Patent United Kingdom, Germany, France, Ireland EP 1401471 BI METHODS FOR INDUCING SUSTAINED IMMUNE RESPONSE; Russian Patent Russian Federation patent number 2313364, The Patent Office of the People's Republic of China, Application No.: 200810165784.8 China Patent CN101513407 A The Patent Office of the People's Republic of China ISSN: 1006-2858 CN 21-1349/R and the US Patent Pending, US Patent Application 10/146.999 e. The Seller herby additionally authorizes any representative of the Buyer to file such assignment with all of the relevant Patent Agencies on the Seller's behalf as a power of attorney for the Seller, acting in every legal capacity as the Seller for purposes of the assignment of Government of India Patent, Application number 1627/KOLNP/2003 number 220265 AN ENKEPHALIN PEPTIDE COMPOSITION; European Patent United Kingdom, Germany, France, Ireland EP 1401471 BI METHODS FOR INDUCING SUSTAINED IMMUNE RESPONSE; Russian Patent Russian patent.

WHEREAS, SELLER has developed and owns all rights to the patents, including the production designs and technology designs needed for realizing production and operation, technology of manufacturing, materials descriptions, formulations, copyright, patents, and related documents to the above patents.

WHEREAS, Seller is the patent holder worldwide of those patents ("Patents"), which are described in exhibits affixed to the agreement hereto, attached as Exhibit "A" ("Patents ").

WHEREAS, Seller has applied the methods described in the Patents as it relates to both the manufacturing and formulations of MEK for the use in the treatment of HIV/AIDS and Cancer.

WHEREAS, SELLER wishes to sell and BUYER wishes to acquire, all the patent rights to such Patent and production technology and documentation for the purpose of sale and manufacturing of the product. The parties agree that this transfer is for the purpose of sale of all of the rights title and interest that SELLER now owns in the technology, including but not limited to all interest in the expired patents and patient data from the clinical trials.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. **Transfer**.

A. PATENTS AND FORMULATIONS. SELLER hereby agrees to transfer and assign to Buyer all of the patents owned by Nichols P. Plotnikoff. SELLER agrees to transfer to BUYER all the production formulations and technology designs needed for realizing manufacturing, formulation, production and protocols of the MEK treatment of cancer and HIV/AIDS, including. But not limited to the patents, production, formulations in the possession of Seller or any lab, designs, technology of manufacturing, materials descriptions, copyright, patents, and related documents to the HIV/AIDS and cancer treatment technology.

The Transfer and assignment of Information shall include, but is not limited to: Patent numbers Patent Agencies Government of India Patent, Application number 1627/KOLNP/2003 number 220265 AN ENKEPHALIN PEPTIDE COMPOSITION; European Patent United Kingdom, Germany, France, Ireland EP 1401471 BI METHODS FOR INDUCING SUSTAINED IMMUNE RESPONSE; Russian Patent Russian Federation patent number 2313364, The Patent Office of the People's Republic of China, Application No.: 200810165784.8 China Patent CN101513407 A The Patent Office of the People's Republic of China ISSN: 1006-2858 CN 21-1349/R and the US Patent Pending, US Patent Application 10/146.999 e. The Assignor hereby additional authorizes any representative of the Assignor to file such assignment with all of the relevant Patent Agencies on the Assignor's behalf as a power of attorney for the Assignor, acting in every legal capacity as the Assignor for purposes of the assignment of Government of India Patent, Application number 1627/KOLNP/2003 number 220265 AN ENKEPHALIN PEPTIDE COMPOSITION; European Patent United Kingdom, Germany, France, Ireland EP 1401471 BI METHODS FOR INDUCING SUSTAINED IMMUNE RESPONSE; Russian Patent Russian patent. All information on expired patents.

B. Full Patent Specification for the methods for introducing sustained immune response, for HIV/AIDS and cancer treatments technology.

C. The Patent Specification and Abstracts in all versions and all forms of expression thereof, including but not limited to the formulations, flow charts, and block diagrams, and documentation, previous versions, notes, other information relating to the therapies; and all trade secrets, patentable inventions, proprietary

rights and intellectual property contained therein or connected therewith, including without limitation Seller's patent rights, or formulations granted to SELLER.

D. Seller shall at the Closing deliver to Buyer appropriate assignments and bills of sale and other relevant documents in form attached as exhibits hereto, which are intended to convey Seller's entire right, title and interest in the Properties purchased herein including, but not necessarily limited to Seller's entire interests in the Patent, therapies and protocols. Seller shall also deliver to Buyer at the Closing certified copies of personal resolutions of Seller approving and enabling participation and consummation by Seller of the transactions herein and all other documentation that are reasonably necessary to fully carry out the expectations and intentions of the Buyer pursuant to the Agreement.

2. Delivery. All patents and assignment of patents to Buyer shall be delivered to BUYER promptly following closing of this Agreement.

3. Consideration for Transfer. As Consideration for Seller's promises herein, Buyer shall provide to Seller:

*[*Confidential Portion Omitted and Filed Separately with the SEC Pursuant to a Request for Confidential Information*]*

*[*Confidential Portion Omitted and Filed Separately with the SEC Pursuant to a Request for Confidential Information*]*

A position as Non Executive Chairman of TNI Biotech Inc

4. Representations and Warranties of SELLER.

SELLER represents warrants and covenants as follows:

A. Title; Infringement. SELLER has good and marketable title to the patents, has all necessary rights to enter into this Agreement without violating any other agreement or commitment of any sort, and the Patent does not infringe or constitute a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right. SELLER agrees to assist BUYER to defend, on a claim that the Patent infringes or constitutes a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right. SELLER shall give BUYER prompt written notice of any such claim. SELLER will assist BUYER in defending any suit or proceeding brought against BUYER based on any claim that the Patent infringes or constitutes a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right; provided, however, that BUYER shall give SELLER prompt notice in writing of the assertion of any such claim and of the threat or institution of any such suit or proceeding, and all authority, information and assistance required for the defense of the same..

B. No Liens. The Patent is not subject to any lien, encumbrance, and mortgage or security interest of any kind. SELLER's ASSIGNMENT OF THE PATENT shall be free of any such interest, excepting only the interests of the third party as stated above.

C. Authority Relative to this Agreement. This Agreement is a legal, valid and binding obligation of SELLER. The execution and delivery of this Agreement by SELLER and the performance of and compliance by SELLER with the terms and conditions of this Agreement will not result in the imposition of any lien or other encumbrance on any of the Assets, and will not conflict with or result in a breach by SELLER of any of the terms, conditions or provisions of any order, injunction, judgment, decree, statute, rule or regulation applicable to SELLER, the Patent, or any note, indenture or other agreement, contract, license or instrument by which any of the Patent may be bound or affected. No consent or approval by any person or public authority is required to authorize or is required in connection with, the execution, delivery or performance of this Agreement by SELLER.

D. No Default. There is no outstanding default by SELLER or any third party Agreement of the Design.

E. DEBTS The Seller has no outstanding debt obligations impairing his interest in the Patents.

5. No Brokers.
All negotiations relative to this Agreement have been carried on by SELLER directly with BUYER, without the intervention of any person as the result of any act of BUYER or SELLER (and, so far as known to either party, without the intervention of any such person) in such manner as to give rise to any valid claim against the parties hereto for brokerage commissions, finder's fees or other like payment.

5. Consents, Further Instruments and Cooperation.

BUYER and SELLER shall each use their respective best efforts to obtain the consent or approval of each person or entity, if any, whose consent or approval shall be required in order to permit it to consummate the transactions contemplated hereby, and to execute and deliver such instruments and to take such other action as may be required to carry out the transaction contemplated by this Agreement. SELLER shall execute, or cause its employees and agents to deliver, any required material or other similar document or instrument, following Buyer's reasonable request.

6. Limitation of Liability.

OTHER THAN AS SET FORTH IN SECTION 3.A. OR UPON THE BREACH OF ANY WARRANTY, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PERFORMANCE HEREUNDER, EVEN IF SUCH PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER BASED ON A THEORY OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

7. **Buyer's Use of the Patent and Technology.**
BUYER may market, license, or sell the Patent to any third party. BUYER may develop update and modify the Patent without attribution of authorship to SELLER. BUYER upon the closing shall own all rights and title, including copyrights, in and to updated and modified versions and derivative works of the Patent without requiring permission from SELLER and without incurring payment obligations to those provided for in the agreement. BUYER cannot sell or assign the patent to a third party without paying SELLER in full.

8. **SELLER's Use of the Assets.**

SELLER retains no rights whatsoever in the Licensing of the Patent and does not retain the right to use the Patent or any material relating to the Patent for any purpose, personal, commercial, or otherwise. SELLER furthermore shall maintain all information relating to the Patent or use of the Patent in confidence and shall have no right to disclose any aspect of the Patent to any third party without the prior written consent of BUYER.

9. **Contingencies.**

This contract is contingent upon completion of the due-diligence and the preparation of closing documents with in 3 days from the date of the signing of this contract.

10. **Closing**
Closing shall take place 5 days from the date of completion of due diligence unless extended by both parties.

9. **Governing Law.**

This Agreement shall be construed and enforced in accordance with the laws of the State of New York

10. **Assignment.**

. This contact cannot be assigned to anything other than the new corporation without the consent of Seller, but Seller cannot withhold unreasonably consent to such assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, executors, personal representatives, successors and assigns.

11. **Entire Agreement.**

This Agreement contains the entire understanding of the parties, and supersedes any and all other agreements presently existing or previously made, written or oral, between BUYER and SELLER concerning its subject matter. A writing signed by both parties may not modify except this Agreement.

12. **Severability**.
If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement nevertheless will continue in full force and effect without being impaired or invalidated in any way.

13. **Notices**.
All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered or mailed, certified or registered mail with postage prepaid:

If to BUYER:
TNI Biotech Inc
Christopher Pearce

Joshua D. Brinen, Esq.
Brinen & Associates, LLC
7 Dey Street, Suite 1503
New York, New York 10007

Telephone (212) 330-8151
Facsimile (212) 202-5330

If to SELLER:
Nicholas P. Plotnikoff
*[*Confidential Portion Omitted and Filed Separately with the SEC Pursuant to a Request for Confidential Information*]*

14. **Relationship of the Parties**.
The relationship between BUYER and SELLER under this Agreement is intended to be that of BUYER and SELLER, and nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint ventures, or either party or its employees are the employee or agent of the other. Except as expressly set forth herein, neither BUYER nor SELLER has any neither express nor implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other or to bind the other to any contract, agreement or undertaking with any third party.

15. **Headings**.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

____
Christopher Pearce
BUYER,

*[*Confidential Portion Omitted and Filed Separately with the SEC Pursuant to a Request for Confidential Information*]*

____
Nicholas P. Plotnikoff

Marla L Tyce, Witness 3/8/12

Sworn and Subscribed before me this 8th day of March, 2012.

____

JENNIFER FORD
NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES FEB. 22, 2017

15. Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

*[*Confidential Portion Omitted and Filed Separately with the SEC Pursuant to a Request for Confidential Information*]*

Christopher Pearce
BUYER,

*[*Confidential Portion Omitted and Filed Separately with the SEC Pursuant to a Request for Confidential Information*]*

Nicholas P. Plotnikoff

Marla L Tyce, Witness 3/8/12

Sworn and Subscribed before me this 8th day of March, 2012.

JENNIFER FORD
NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES FEB. 22, 2017